UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 18, 2012  (October 12, 2012)

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Nashua, New Hampshire 03063
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2012, GTAT Corporation (the “Corporation”), which is a wholly-owned subsidiary of GT Advanced Technologies Inc., entered into a letter agreement with David Keck (the “Agreement”), who serves as the Vice President and General Manager, Polysilicon Division.  Mr. Keck is a named executive officer of GT Advanced Technologies Inc.

The Agreement provides that Mr. Keck’s existing employment agreement (the “Employment Agreement”), which was entered into in April 2006 (and subsequently amended), be further amended.  Specifically, under the Agreement, Mr. Keck agrees to terminate his right to receive certain on-going annual incentive payments which are based on the sale of polysilicon equipment and services.  In lieu of such annual incentive payments, the Corporation has agreed to pay Mr. Keck the following:  (i) $1.5 million (less annual base salary and the sales incentive paid to Mr. Keck for the quarter ended June 30, 2012), to be paid in three equal quarterly installments beginning with the quarter ended September 30, 2012 and (ii) $2.5 million, to be paid in six equal quarterly installments beginning 30 days following the termination of Mr. Keck’s employment with the Corporation under the Independent Consulting Agreement described below (provided that, under certain circumstances, such amount will be reduced to (A) $2.0 million if Mr. Keck terminates his employment prior to December 31, 2013 or (B) $1.5 million if Mr. Keck terminates his employment prior to December 31, 2012).  In addition, the Agreement removed an exception to Mr. Keck’s non-competition covenant and decreased its length from three years to two years.

Mr. Keck entered into an Independent Consultant Agreement with the Corporation (the “Consulting Agreement”) contemporaneously with the Agreement.  The Independent Consulting Agreement shall become effective only after Mr. Keck terminates his employment with the Corporation.  The Independent Consulting Agreement provides that Mr. Keck will provide consulting services, for a period of 18 months (such period to commence following termination of his employment with the Corporation), in connection with the business operations and technology matters of the Corporation’s polysilicon business.  Mr. Keck has agreed to make these services available up to 100 hours per quarter during the term of the Consulting Agreement.

Mr. Keck remains an executive officer of the Company.

A copy of the Agreement and Consulting Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.  The descriptions of the Agreement and Consulting Agreement set forth in this Current Report on Form 8-K are qualified in their entirety by the agreements as filed as exhibits to this filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement, dated as of October 12, 2012, by and between GTAT Corporation and David Keck
10.2	Consulting Agreement, dated as of October 12, 2012, by and between GTAT Corporation and David Keck

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ Hoil Kim
Date: October 18, 2012	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary